UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	August 7, 2015

Hudson Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Avenue of the Americas, 12th Floor, New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 351-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2015, Hudson Global, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Patrick Lyons, the Company’s Vice President, Planning, pursuant to which he became the Company’s Chief Financial Officer and Chief Accounting Officer effective August 8, 2015. Mr. Lyons has been designated by the Board of Directors of the Company as the principal financial officer and principal accounting officer of the Company. Mr. Lyons succeeds Stephen A. Nolan, who served as the Company’s Chief Financial Officer since May 2013. Mr. Nolan will continue to serve as the Company’s Chief Executive Officer.

Mr. Lyons, who is 51 years of age, has overall responsibility for the Company's finance, accounting, and treasury functions. Mr. Lyons has more than 25 years of experience in finance, operations and strategic planning. Prior to becoming the Company’s Chief Financial Officer and Chief Accounting Officer, Mr. Lyons served as Vice President, Planning since 2010 and, prior to that, as Chief Financial Officer of Hudson Americas. Prior to joining Hudson in 2006, Mr. Lyons served as Chief Financial Officer of Strategic Legal Resources and, prior to that, as Chief Financial Officer of Ajilon Staffing/Accountants on Call and Adecco Staffing USA, part of the Adecco Group. Mr. Lyons also served with international courier, mail and logistics firm, TNT Group, and he also previously worked for Arthur Andersen. Mr. Lyons is a Chartered Accountant.

Under the Employment Agreement, Mr. Lyons is entitled to: (i) an annual base salary of $325,000, (ii) eligibility to receive an annual bonus as provided in the Company’s Global Corporate Management Bonus Plan (the “Incentive Plan”), as in effect from time to time, which bonus (assuming Company performance at target) will be equal to 67% of base salary and will be prorated for 2015 based on the effective date of his appointment to Chief Financial Officer and Chief Accounting Officer; (iii) eligibility to receive a grant of equity of the Company under the Company’s long-term incentive plan, as in effect from time to time; and (iv) four weeks of paid vacation per year.

Under the Employment Agreement, the Company has the right to terminate Mr. Lyons’s employment at any time. If the Company terminates Mr. Lyons’s employment without cause (as defined in the Employment Agreement), then Mr. Lyons will be entitled to receive: (i) base salary and other compensation and benefits earned, but unpaid, through the date of such termination; and (ii) subject to Mr. Lyons executing a general release and waiver agreement and covenant not to sue, (A) severance based on his then applicable base salary for a minimum period of six months following his termination, payable in regular installments in accordance with the Company’s applicable payroll practices; provided, however, that, in addition to the minimum six months of severance, the period during which he receives severance (the “Severance Period”) will be extended by one month for each one month of service following the effective date of his appointment up to a maximum Severance Period of twelve months, (B) any bonus earned by him under the Company’s annual Incentive Plan for the fiscal year immediately prior to the year of his termination to the extent such bonus has not previously been paid, (C) any bonus, on a pro rata basis, earned by him under the Company’s annual Incentive Plan for the fiscal year in which he is terminated, and (D) the Company’s portion of the premiums for providing continued health and dental insurance benefits to Mr. Lyons and his eligible dependents during the Severance Period. The Company will not pay the severance payment, or any accrued interest thereon, to Mr. Lyons until the first business day of the seventh month following the termination of Mr. Lyons’s employment, if and to the extent the severance payment exceeds a certain amount, as prescribed by statute. If Mr. Lyons dies, if the Company terminates Mr. Lyons’s employment as a result of Mr. Lyons’s disability or for cause, or if Mr. Lyons voluntarily terminates his employment with the Company, then the Company will have no further obligation to Mr. Lyons or his estate, except to pay base salary and other compensation and benefits earned, but unpaid, through the date of Mr. Lyons’s death or termination of employment.

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After a change in control of the Company (as defined in the Employment Agreement), if the Company terminates Mr. Lyons’s employment other than by reason of death, disability or for cause, or if Mr. Lyons terminates his employment for good reason (as defined in the Employment Agreement), then Mr. Lyons will be entitled to receive: (i) a termination payment equal to the sum of (A) Mr. Lyons’s base salary for six to twelve months as described above based on the Severance Period, calculated based on Mr. Lyons’s annual base salary in effect immediately prior to such termination, plus (B) any bonus earned by Mr. Lyons under the Company’s annual Incentive Plan for the fiscal year immediately prior to the year of his termination to the extent such bonus has not previously been paid, plus (C) Mr. Lyons’s pro rata target annual bonus under the Incentive Plan for the year in which such termination occurs, and (ii) eligibility for Mr. Lyons and his eligible dependents to continue to participate in the Company’s health, dental and other welfare benefit plans until the earlier to occur of twelve months following such termination or the date on which Mr. Lyons and his eligible dependents are covered by a successor employer’s comparable benefit plans. The Company will not pay the termination payment, or any accrued interest thereon, to Mr. Lyons until the first business day of the seventh month following the termination of Mr. Lyons’s employment. The Employment Agreement also provides that, upon a termination of Mr. Lyons’s employment after a change in control of the Company, if any portion of Mr. Lyons’s termination payment would constitute an “excess parachute payment,” then the termination payment made to Mr. Lyons shall either be made in full or made in the greatest amount such that no portion of the termination payment would be subject to the excise tax, whichever results in the receipt by Mr. Lyons of the greatest benefit on an after-tax basis. The Employment Agreement does not provide for an excise tax gross-up payment.

In connection with entering into the Employment Agreement, Mr. Lyons also executed a Confidentiality, Non-solicitation and Work Product Assignment Agreement with the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

(10.1)	Employment Agreement, dated as of August 7, 2015, between Hudson Global, Inc. and Patrick Lyons.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC.

Date: August 13, 2015	By:	/s/ Stephen A. Nolan
Stephen A. Nolan
Chief Executive Officer

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HUDSON GLOBAL, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit

Number

(10.1)	Employment Agreement, dated as of August 7, 2015, between Hudson Global, Inc. and Patrick Lyons.

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